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                                                                    Exhibit 99.2


                      ATALANTA/SOSNOFF CAPITAL CORPORATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002


In connection with the Quarterly Report of Atalanta/Sosnoff Capital Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin S. Kelly, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Kevin S. Kelly
------------------------------------------------
Kevin S. Kelly, Senior Vice President,
Chief Operating Officer and Chief Financial Officer
May 9, 2003



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